UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2018

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2018, Jean Jaylet, a member of the board of directors (the “Board”) of Tellurian Inc. (the “Company”), resigned as a director of the Company. His resignation became effective upon acceptance by the Board on December 5, 2018. Mr. Jaylet’s resignation was not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Also on December 5, 2018, the Board appointed Eric Festa as a director of the Company. Pursuant to the terms of the previously disclosed Voting Agreement, dated as of January 3, 2017, by and among the Company (then known as Magellan Petroleum Corporation), Tellurian Investments LLC (then known as Tellurian Investments Inc.), Total Delaware, Inc. (“Total”), Charif Souki, the Souki Family 2016 Trust, and Martin Houston (the “Voting Agreement”), Total designated Mr. Festa as the Total-Tellurian Director (as such term is defined in the Voting Agreement), replacing Mr. Jaylet. No family relationships exist between Mr. Festa and any of the Company’s directors and executive officers. To the Company’s knowledge, there are no transactions in which the Company is or was a participant and in which Mr. Festa has a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Festa is expected to enter into the Company’s standard form of director indemnification agreement. The Board decided not to appoint Mr. Festa to any Board committees.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 5, 2017, the Company amended its Code of Business Conduct and Ethics (the “Code”). The changes to the Code include, among other things, inserting language to clarify that the Code applies everywhere that the Company operates, expanding the scope of the prohibition against retaining certain governmental officials, acknowledging that a recusal by directors may be required in certain circumstances, adding a defined terms section to more clearly describe certain concepts, and consolidating all gift giving and receiving provisions into one subsection. A copy of the Code is posted on the Company’s website, www.tellurianinc.com.

The foregoing summary is qualified in its entirety by the full text of the Code, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

14.1	Code of Business Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

By:	/s/ Antoine J. Lafargue
Name: Title:	Antoine J. Lafargue Senior Vice President and Chief Financial Officer

Date: December 6, 2018